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                                EXHIBIT 23(b)


                            GEORGE H. RUSSELL, JR.

                         CERTIFIED PUBLIC ACCOUNTANT

9308 Old Pasco Road                                            P.O. Box 17128
Wesley Chapel, Florida 33544                             Tampa, Florida 33682
(904) 588-4297                                                 (800) 782-1044



Bank of Bradenton
Bradenton, Florida



I consent to the inclusion in this registration statement on Form S-4 of my report dated January 18, 1994, except for Note J dated May 5, 1994, on my audit of the financial statements of the Bank of Bradenton.

I also consent to my firm's inclusion under the caption "expert".


                                             /s/ G.H. Russell, Jr.
                                             Certified Public Accountant

Tampa, Florida
May 10, 1994